EXHIBIT 3.7

                           CERTIFICATE OF DISSOLUTION

                                SEPTEMBER 1, 1996

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                                                         CORPORATE ACCESS NUMBER
                                                                        20560582

                                     Alberta
                              GOVERNMENT OF ALBERTA




                        LEADER MINING INTERNATIONAL INC.
                                500-400 5 AVE SW
                               CALGARY AB T2P OL6

                            BUSINESS CORPORATIONS ACT




                                   CERTIFICATE
                                       OF
                                   DISSOLUTION

LEADER MINING INTERNATIONAL INC.
WAS DISSOLVED ON 96 SEP 01

                                                   /s/__________________________
                                                      Registrar of Corporations